                                     [LOGO]

                             HAWKINS CHEMICAL, INC.
                           3100 EAST HENNEPIN AVENUE
                          MINNEAPOLIS, MINNESOTA 55413

                      NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                                FEBRUARY 7, 1996

    The annual meeting of shareholders of Hawkins Chemical, Inc. (the "Company") will be held at the Sheraton Minneapolis Metrodome, 1330 Industrial Boulevard, Minneapolis, Minnesota, on Wednesday, February 7, 1996, at 3:00 P.M., Central Standard Time, for the following purposes:

    1.  To enlarge the Board of Directors to eleven members.

    2.  To elect ten directors.

    3. To act upon a proposal to ratify the selection of Deloitte & Touche LLP as independent auditors of the Company for the current fiscal year.

    4. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on December 22, 1995 as the record date for determining the shareholders entitled to vote at the annual meeting. Accordingly, only shareholders of record at the close of business on that date will be entitled to vote at the meeting. The Company's transfer books will not be closed.

Dated: December 29, 1995.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                                JOHN R. HAWKINS, SECRETARY

IMPORTANT: TO ASSURE THE NECESSARY REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON IF YOU SO DESIRE.

                                PROXY STATEMENT

                             HAWKINS CHEMICAL, INC.
                           3100 EAST HENNEPIN AVENUE
                          MINNEAPOLIS, MINNESOTA 55413
                               DECEMBER 29, 1995

    The following statement is furnished in connection with the solicitation of proxies by the Board of Directors of Hawkins Chemical, Inc. (the "Company") to be voted at the annual meeting of shareholders of the Company to be held on Wednesday, February 7, 1996, or at any adjournment or adjournments of such meeting. Distribution of this proxy statement and proxy to the shareholders began on or about December 29, 1995.

                                  SOLICITATION

    The cost of soliciting proxies and of the notices of the meeting, including the preparation, assembly and mailing of proxies and this statement, will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or telegraph by regular employees of the Company. Furthermore, arrangements may be made with brokers, banks and similar organizations to send proxies and proxy materials to beneficial owners for voting instructions, for which the Company will reimburse such organizations for their expenses.

                         REVOCATION AND VOTING OF PROXY

    Any shareholder giving a proxy may revoke it prior to its use at the meeting by (1) delivering a written notice expressly revoking the proxy to the Secretary at the Company's offices, (2) signing and forwarding to the Company at its offices a later-dated proxy, or (3) attending the annual meeting and casting his or her votes personally.

    Proxies will be voted in accordance with the choices specified by the shareholders by means of the ballot provided on the proxy. In the absence of such specification, the proxies will be voted "For" the nominees for director and the proposals set forth in the Notice of Annual Meeting.

                      OUTSTANDING SHARES AND VOTING RIGHTS

    The record date for determining the shareholders entitled to vote at the annual meeting is December 22, 1995. At the close of business on that date, there were outstanding 10,525,772 shares of common stock, par value $.05 per share, which is the only outstanding class of stock of the Company. Holders of common shares are entitled to one vote for each share held on the record date with respect to all matters that may be brought before the meeting. There is no cumulative voting for directors.

                             SECTION 16 COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors to file initial reports of ownership and reports of changes in ownership of common stock of the Company with the Securities and Exchange Commission. Executive officers, directors and persons who beneficially own more than ten percent of the common stock of the Company are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, and written representations from the Company's executive officers and directors, all Section 16(a) filing requirements applicable to the Company's executive officers and directors have been satisfied.

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                        SECURITY OWNERSHIP OF MANAGEMENT
                            AND BENEFICIAL OWNERSHIP

    The following table contains information as of November 30, 1995 concerning the beneficial ownership of the Company's common shares by all directors and nominees, by all current directors and officers as a group, and by persons known to the Company to beneficially own more than 5% of its common shares.

                                                                                          NUMBER OF      PERCENT OF
                                   BENEFICIAL OWNER                                       SHARES(A)         CLASS
--------------------------------------------------------------------------------------  --------------  -------------
Howard J. Hawkins.....................................................................      653,260(b)         6.2%
  3100 East Hennepin Avenue
  Minneapolis, MN 55413
Norman P. Anderson....................................................................      445,705            4.2%
  225 Holly Road
  Hopkins, MN 55343
Carl J. Ahlgren.......................................................................      129,992(c)         1.2%
Howard M. Hawkins.....................................................................      215,651(d)         2.0%
Dean L. Hahn..........................................................................       92,690(e)         0.9%
Donald L. Shipp.......................................................................      117,239(f)         1.1%
John R. Hawkins.......................................................................      110,675(g)         1.0%
C. Charles Jackson, Jr. ..............................................................       14,792(h)         0.1%
John S. McKeon........................................................................       11,590(i)         0.1%
S. Albert Diez Hanser.................................................................        6,198           *
Duane Jergenson.......................................................................            0            0.0%
All current directors and officers as a group (12 persons)............................    1,824,823(j)        17.3%
Trustees, Hawkins Chemical, Inc. Employee Stock Ownership Plan and Trust..............    2,292,738(k)        21.8%
  3100 East Hennepin Avenue
  Minneapolis, MN 55413
Trustees, Hawkins Chemical, Inc. Money Purchase Pension Plan and Trust................       59,526(k)         0.6%
  3100 East Hennepin Avenue
  Minneapolis, MN 55413

------------
 *  Less than 0.1%

(a) Unless otherwise noted, all shares shown are held by individuals possessing sole voting and investment power with respect to such shares.

(b) Includes 184,089 shares owned by the wife of Howard J. Hawkins as to which Mr. Hawkins may be deemed to share voting and investment power, but as to which he disclaims beneficial ownership, as well as 28,561 shares that Mr. Hawkins holds jointly with his wife as to which he shares voting and investment power. Does not include shares representing the beneficial interest of Mr. Hawkins as of November 30, 1995 in the Company's Employee Stock Ownership Plan (146,873 shares) and Money Purchase Pension Plan (2,454 shares).

(c) Includes 51,942 shares held in trust for the benefit of Mr. Ahlgren's wife as to which Mr. disclaims beneficial ownership, and 55,996 shares held in trust as to which Mr. Ahlgren shares voting and investment power.

(d) Includes 45,214 shares held by Howard M. Hawkins as custodian for his minor child as to which Mr. Hawkins has full voting and investment power, but as to which he disclaims beneficial ownership; 3,080 shares held by the wife of Mr. Hawkins as to which he may be deemed to share voting and investment power, but as to which he disclaims beneficial ownership; and 105,905 shares that Mr. Hawkins holds jointly with his wife as to which he shares voting and investment power. Does not include shares representing the beneficial interest of Mr. Hawkins as of November 30, 1995 in the Company's Employee Stock Ownership Plan (106,036 shares) and Money Purchase Pension Plan (2,914 shares).

(e) Includes 11,369 shares that Mr. Hahn holds jointly with his wife as to which he shares voting and investment power. Does not include shares representing Mr. Hahn's beneficial interest as of November 30, 1995 in the Company's Employee Stock Ownership Plan (175,971 shares) and Money Purchase Pension Plan (6,377 shares).

(f) Includes 110,145 shares held by Mr. Shipp jointly with his wife as to which he shares voting and investment power. Does not include shares representing Mr. Shipp's beneficial interest as of November 30, 1995 in the Company's Employee Stock Ownership Plan (152,501 shares) and Money Purchase Pension Plan (5,046 shares).

(g) Includes 65,564 shares held by John Hawkins as custodian for his minor children as to which he has sole voting and investment power, but as to which he disclaims beneficial ownership, as well as 550 shares held by Mr. Hawkins jointly with his wife as to which he shares voting and investment power. Does not include shares representing the beneficial interest of Mr. Hawkins as of November 30, 1995 in the Company's Employee Stock Ownership Plan (100,180 shares) and Money Purchase Pension Plan (2,439 shares).

(h) All shares held in trust as to which Mr. Jackson shares voting and investment power.

(i) Includes 943 shares held by Mr. McKeon as custodian for his minor children as to which Mr. McKeon has sole voting and investment power, but as to which he disclaims beneficial ownership.

(j) 6,898 of the shares owned by an officer who is not also a director or nominee are held by that officer jointly with his wife as to which he shares voting and investment power. Not included in the total are shares representing the beneficial ownership of such officer and of his spouse as of November 30, 1995 in the Company's Employee Stock Ownership Plan (57,231 and 3,606 shares, respectively) and Money Purchase Pension Plan (2,005 and 173 shares, respectively). 20,133 of the shares owned by an officer who is not also a director or nominee are held by that officer directly.

(k) The current trustees of the Hawkins Chemical, Inc. Employee Stock Ownership Plan and Trust and of the Hawkins Chemical, Inc. Money Purchase Pension Plan and Trust are Howard J. Hawkins, Dean L. Hahn, Donald L. Shipp, Howard M. Hawkins, and John R. Hawkins. Although these individuals could be deemed to "beneficially own" all of the shares held by these Plans because of their shared voting and investment power with respect to those shares, they have not been included in the share ownership figures listed above for these individuals or for all current directors and officers as a group. Voting rights as to shares of the Company's stock are passed through to participants under the Employee Stock Ownership Plan, but not under the Money Purchase Pension Plan.

                           RELATED PARTY TRANSACTIONS

    In connection with the Company's acquisition of certain assets of Industrial Chemical and Equipment Co. ("ICE") on October 4, 1993, the Company delivered a note payable to ICE in the original principal amount of $729,724 as part of the $2,502,430 purchase price paid for the assets acquired. The note is payable over a period of nine years in annual installments, with interest accruing at the rate of seven percent per annum. John H. Michel, the sole shareholder of ICE and a vice president of the Company responsible for the new Industrial Chemical and Equipment division, is an indirect beneficiary of this note. The transaction was negotiated on an arms length basis and was completed prior to Mr. Michel becoming an officer of the Company.

    In connection with the ICE acquisition, Mr. Michel also entered into an employment contract with the Company, pursuant to which he will be employed by the Company for a period of four years and will receive an annual base salary of $110,000.

                PROPOSALS TO BE ACTED UPON AT THE ANNUAL MEETING
                    1. ENLARGING SIZE OF BOARD OF DIRECTORS

    The Board of Directors proposes to increase the size of the Board to eleven members. The Company's By-Laws provide for a Board of up to eleven Directors, and the Directors have determined that it is in the best interests of the Company to increase the number of members from the current ten to eleven in order to increase the number of outside directors. Although management does not currently have a nominee to fill the additional seat, the Board may determine to fill the vacant seat at some time prior to the next annual meeting of shareholders.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" INCREASING THE SIZE OF THE BOARD TO ELEVEN MEMBERS.

                            2. ELECTION OF DIRECTORS

    At the forthcoming annual meeting, ten persons are to be elected to the Company's Board of Directors, each to hold office for the ensuing year or until his successor is duly elected and qualified. The Company's By-Laws provide for a Board of Directors of not fewer than three nor more than eleven directors. The Company's By-Laws provide that the nominees must be elected by the affirmative vote of the holders of a majority of the voting power of the shares represented at the meeting (whether in person or by proxy). Proxies will be voted for the election of all nominees unless you direct otherwise. Should any nominee decline or be unable to accept such nomination or to serve as director (an event which management does not now expect to occur), proxies will be voted for a substitute nominee or nominees in accordance with the best judgment of the person or persons acting under them.

    Except for Duane Jergenson, all nominees are now directors of the Company and have served continuously since the year indicated below. The principal occupation or employment of each nominee is set forth below; all occupations are with the Company unless otherwise noted.

                                                      PRINCIPAL OCCUPATION                          DIRECTOR
              NOMINEE                                    AND EMPLOYMENT                       AGE    SINCE
-----------------------------------  -------------------------------------------------------  ---   --------
Howard J. Hawkins..................  Chairman of the Board since 1964; Chief Executive        77      1955
                                     Officer since 1987.
Dean L. Hahn.......................  President since 1983.                                    62      1974
Donald L. Shipp....................  Executive Vice President since 1983; President of        60      1977
                                     Feed-Rite Controls, Inc., a subsidiary of the Company,
                                     since 1967.
Carl J. Ahlgren....................  Retired; Vice President 1970 - February 1991; Secretary  71      1964
                                     1961 - February 1991.
Howard M. Hawkins..................  Treasurer since 1973.                                    51      1976
John R. Hawkins....................  Vice President of Sales since 1987; Secretary since      44      1989
                                     February 1991; Sales Manager 1985 - 1987.
Norman P. Anderson.................  Retired; President 1964 - 1983.                          82      1955
John S. McKeon.....................  President of Golden Valley Microwave Foods, Inc. since   51      1984
                                     August 1993; President of McKeon Associates, Inc. 1991
                                     -1993 (corporate finance consulting); Vice President of
                                     Northstar Industries, Inc. 1976 - 1990.
S. Albert Diez Hanser..............  Acting Chief Executive Officer and President of          58      1995
                                     Astrocom Corporation since 1993; Director of Astrocom
                                     Corporation since 1991; Chairman of Hanrow Financial
                                     Group, Ltd. since May, 1989.
Duane Jergenson....................  Vice President, Operations of Taylor Corporation since   49
                                     1985.

    As  described above, Messrs. Hahn, Shipp, and Howard J., Howard M., and John
R. Hawkins also serve as executive officers of the Company. The only other executive officers are Jon C. Eaton, who became Vice President in Charge of Terminal Operations in 1988 and John H. Michel, who was named Vice President in charge of the Industrial Chemical & Equipment Division in 1993. Mr. Michel joined the Company in 1993 following the Company's acquisition of substantially all of the assets of Industrial Chemical & Equipment Co.; Mr. Michel was previously President of Industrial Chemical & Equipment Co. Executive officers are elected to serve until the next annual meeting of the Board of Directors or until their successors are elected and qualify.

    There is no family relationship between any officers or directors of the Company except that Howard J. Hawkins is the father of Howard M. and John R. Hawkins.

    The Board of Directors held four meetings in fiscal 1995. All directors attended at least 75% of the total number of meetings of the Board and the committees on which they served. The Audit Committee, which presently is made up of Howard M. Hawkins, John S. McKeon, and C. Charles Jackson, Jr., is responsible for selecting auditors, ensuring the fiscal integrity of the Company, and establishing and reviewing internal controls. The Audit Committee held one meeting during fiscal 1995. The Compensation Committee, which is presently made up of John S. McKeon, Carl J. Ahlgren, Norman P. Anderson, C. Charles Jackson, Jr. and S. Albert Diez Hanser is responsible for establishing compensation policies for the Company and for reviewing and setting compensation for senior executives of the Company. The Compensation Committee held one meeting during fiscal 1995.

    A standing nominating committee has not been established although the Board has authority to do so. Sections 8 through 11 of Article II of the Company's By-Laws, adopted by the Board on August 23, 1988, provide that a candidate may not be nominated for election as a director at the annual meeting of shareholders unless the nomination was previously submitted to the Board or its nominating committee. A shareholder wishing to nominate a candidate for director must do so no later than sixty days following the end of the Company's fiscal year. Nominations are deemed made when the Secretary of the Company receives all of the following: (1) all information about the nominee that may be required to be provided in any proxy statement pursuant to the Securities Exchange Act of 1934 and regulations promulgated thereunder; (2) an executed directors' questionnaire provided by the Company and completed by the nominee; (3) the nominee's statement consenting to his nomination and agreeing to serve, if elected; and (4) evidence that the person making the nomination is a shareholder. After reviewing the submission, the Board or the appointed nominating committee may, but need not, designate one or more of the nominees to appear as an alternate candidate on any proxy solicited by management or any proxy statement furnished by management. The number of such alternate candidates may not exceed the number of directors to be elected at that annual meeting. Exclusion of any eligible candidate from a proxy solicited by management does not affect the right of shareholders to nominate, vote for, or elect such candidate at any shareholders' meeting held within twelve months after submission of the nomination material described above.

                            3. APPROVAL OF AUDITORS

    Deloitte & Touche LLP, independent certified public accountants, have been the auditors of the Company since 1971. They have been retained by the Board of Directors as the Company's auditors for the current fiscal year, and shareholder approval of such retention is requested.

    Audit services performed by Deloitte & Touche LLP for the year ended October 1, 1995 consisted of the examination of the consolidated financial statements of the Company and services related to filings with the Securities and Exchange Commission. All services rendered by Deloitte & Touche LLP are reviewed and approved by the Board of Directors. The Board of Directors has not specifically considered the independence of the auditors in relation to the services rendered, but the auditors have informed the Company that neither the firm nor any of its partners holds any financial interest in the securities of the Company.

    Representatives of Deloitte & Touche LLP are expected to attend this annual meeting with the opportunity to make a statement if they desire. They will be available to respond to appropriate questions.

    The Board of Directors recommends that the shareholders vote "For" the proposal to approve retention of Deloitte & Touche LLP, and the enclosed proxy will be so voted unless a contrary vote is indicated. If retention of Deloitte & Touche LLP is not approved by the shareholders, the Board of Directors will make another appointment effective at the earliest practicable date.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RETENTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE COMPANY.

                                4. OTHER MATTERS

    Management does not know of any other business which will be presented for consideration at the meeting; however, if any other business does properly come before the meeting, proxies will be voted in accordance with the best judgment of the person or persons acting under them.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
                           SUMMARY COMPENSATION TABLE

    The following table sets forth the compensation of the Chief Executive Officer and the four highest paid executive officers whose aggregate annual salary and bonus exceeded $100,000 for the Company's last fiscal year:

                                                  ANNUAL COMPENSATION
                                     ---------------------------------------------    ALL OTHER
                                     FISCAL                         OTHER ANNUAL     COMPENSATION
    NAME AND PRINCIPAL POSITION       YEAR     SALARY    BONUS    COMPENSATION (A)     (B) (C)
-----------------------------------  ------   --------  --------  ----------------   ------------
Howard J. Hawkins                     1995    $154,000  $100,000       $4,500          $30,000
  Chairman of the Board and Chief     1994     149,200    96,000        4,500           30,000
  Executive Officer                   1993     144,400    83,000        4,500           30,000
Dean L. Hahn                          1995    $136,840  $100,000       $4,500          $30,000
  President                           1994     132,040    96,000        4,500           30,000
                                      1993     127,240    83,000        4,500           30,000
Donald L. Shipp                       1995    $126,400  $100,000       $4,500          $30,000
  Executive Vice President            1994     121,600    96,000        4,500           30,000
                                      1993     116,800    83,000        4,500           30,000
John R. Hawkins                       1995    $113,440  $ 82,000       $4,500          $30,000
  Vice President and Secretary        1994     108,640    78,000        4,500           30,000
                                      1993     103,840    67,000        4,500           30,000
Howard M. Hawkins                     1995    $113,440  $ 82,000       $4,500          $30,000
  Treasurer                           1994     108,640    78,000        4,500           30,000
                                      1993     103,840    67,000        4,500           30,000

------------

(A)  EMPLOYEE STOCK PURCHASE PLAN

    All employees of the Company and its subsidiaries who have attained the age of 18 years and who have been employed by the Company for one year, as well as non-employee members of the Board of Directors of the Company are eligible to participate in the Company's Employee Stock Purchase Plan. Under the Plan, each participant authorizes the Company to deduct a specified amount, not to exceed $500, from his paycheck each month, to which the Company adds a bonus of 75% of such amount, to be used by a depository agent to purchase common shares of the Company's stock for the participant's individual account under the Plan. Shares purchased with the Company's bonus vest over a five-year schedule.

(B)  MONEY PURCHASE PENSION PLAN

    Non-bargaining employees of the Company and its subsidiaries who have attained the age of 21 years and completed one year of service are eligible to participate in this defined contribution pension plan. For each year, the Company and its participating subsidiaries contribute an amount equal to seven percent of an eligible participant's compensation, and this amount is credited to an account maintained for the participant under the Plan. The maximum annual compensation that may be used to determine Plan benefits is capped at $150,000 for the current plan year; this limit will be adjusted in future years under federal tax law for cost-of-living increases.

    Participant accounts are credited with the appropriate gains or losses resulting from investments made by the Plan. A participant is fully vested after completing seven years of service. At retirement, the participant receives the amount credited to his or her account either as a lump sum, in installments, or in the form of an annuity contract.

(C)  PROFIT SHARING AND EMPLOYEE STOCK OWNERSHIP PLAN

    Non-bargaining employees of the Company and its subsidiaries who have attained the age of 21 years and completed one year of service are eligible to participate in the Company's Profit Sharing and Employee Stock Ownership Plans. Contributions to these separate Plans are made at the discretion of the Board of Directors and credited to individual accounts maintained for participants under the Plans.

    The amount of each contribution credited to a participant's account is proportionate to that participant's compensation compared to the total compensation paid to all participants in the Plan. The maximum annual compensation that may be used to determine benefits in the current plan year is $150,000, which amount will be adjusted in future years for cost-of-living increases. In addition, the aggregate amount contributed in any one plan year for a participant under the Money Purchase Pension Plan, Profit Sharing Plan, and Employee Stock Ownership Plan may not exceed the lesser of 25% of compensation or $30,000.

    Participant accounts in the Profit Sharing and Employee Stock Ownership Plans are also credited with the appropriate gains or losses resulting from Plan investments. A participant is fully vested after completing seven years of service. At retirement, the participant receives the amount credited to his or her account either as a lump sum or in installments.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    All decisions regarding compensation of executive officers of the Company in fiscal 1995 were made by the Compensation Committee of the Board of Directors. The Compensation Committee is currently made up of the following directors: John
S. McKeon, Carl J. Ahlgren, Norman P. Anderson and C. Charles Jackson, Jr. None of the current officers of the Company participates in any board vote setting his annual salary or bonus.

              COMPENSATION COMMITTEE REPORT ON ANNUAL COMPENSATION

    The annual compensation programs of the Company are highly leveraged on the basis of performance. The Company's annual compensation mix generally has lower base salaries than comparable companies, coupled with a highly leveraged incentive system which will pay more with good performance and less with below par performance.

EXECUTIVE SALARIES

    The salaries of the Company's executive officers are tied to inflation, plus a small increase for an increase in corporate profits. An example would be fiscal 1995: inflation was approximately 3%; raises, therefore, could vary from 0 to 6% with an average of 3%, plus the percentage increase of the income per share, times a factor of 6%. This year the average officer received a 3% cost of living increase in base salary, plus an additional 1% increase because the income per share was up 6%. The executive officers of the Company on the average, therefore, received salary increases of 4%.

EXECUTIVE BONUS PLAN

    The bonus plan for executive officers is based on the following factors: corporate performance, business unit performance and personal performance. The corporate performance rating is based on the Company's percentage growth in earnings per share over the prior year and its return on equity. These two factors are the primary determinants of share price over time. Business unit ratings are based primarily on profit performance (market share performance, new product development, workplace diversity and other factors are also considered). Personal ratings can include such qualitative factors as quality of the strategic plan, organizational and management development progress and industry, public affairs, and civic involvement.

    Corporate business unit ratings can range from .5 to 1.8 with top annual performance represented by a 1.5 or higher rating. Personal ratings can range from 0.0 to 1.5. These ratings are then combined with the participant's target incentive participation rate (a percentage of base salary which increases for higher positions within the Company). Both business unit and personal ratings are heavily dependent on achievement of financial objectives. The weights for executive officers are 50% corporate and 50% personal, while business unit officers are generally 38% unit, 12% corporate and 50% personal. The total corporate bonus package is approximately 11% of the Company's income from operations.

CHIEF EXECUTIVE OFFICER COMPENSATION

    The  compensation  of  Howard  J.  Hawkins,  Chief  Executive  Officer,   is
determined in the same manner as set forth above for all other executive officers.

                             COMPENSATION COMMITTEE

          John S. McKeon                     Carl J. Ahlgren
          Norman P. Anderson                 C. Charles Jackson, Jr.

                           COMPENSATION OF DIRECTORS

    During fiscal 1995, each director who is not an employee of the Company was paid $2,750 as an annual retainer plus $660 for each meeting attended. In addition to his regular director's fees, Carl J. Ahlgren received $1,500 in fiscal 1995 for his work in preparing last year's annual report. Beginning in calendar year 1996, the annual retainer will increase to $6,000.

                      COMPARATIVE STOCK PERFORMANCE GRAPH

    The following is a graph comparing the annual percentage change in the cumulative total shareholder return on the Company's Common Stock with the cumulative total returns of the NASDAQ Composite Index and the NASDAQ Industrial Index for the Company's last five fiscal years. The graph assumes the investment of $100 in the Company's Common Stock, the NASDAQ Composite Index and the NASDAQ Industrial Index on October 1, 1990, and reinvestment of all dividends.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              NASDAQ INDUSTRIAL INDEX    NASDAQ COMPOSITE INDEX    HAWKINS CHEMICAL, INC.
1990(Base)                         100                        100                     100
1991                            160.18                     152.94                  108.19
1992                             168.5                      169.3                  115.77
1993                            211.73                     221.41                  149.72
1994                               211                     221.85                  195.09
1995                            266.43                     302.91                  249.87

                           PROPOSALS BY SHAREHOLDERS

    Any proposal that a shareholder intends to present at the 1997 Annual Meeting must be received by the Company no later than August 31, 1996 for inclusion in the 1997 Notice of Annual Meeting, Proxy Statement, and form of proxy.

                                   FORM 10-K

    The Company will provide each person whose proxy is solicited, upon the written request of any such person, a copy of its annual report on Form 10-K as filed with the Securities and Exchange Commission, including the financial statements and financial statement schedules required to be filed with the Commission. Such written request should be directed to John R. Hawkins, Corporate Secretary, Hawkins Chemical, Inc., 3100 East Hennepin Avenue, Minneapolis, Minnesota 55413.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                                JOHN R. HAWKINS, SECRETARY

Dated: December 29, 1995.

                             HAWKINS CHEMICAL, INC.
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                FEBRUARY 7, 1996

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HAWKINS CHEMICAL,
                                      INC.

The undersigned hereby appoints Howard J. Hawkins, Dean L. Hahn, and John R. Hawkins, or a majority of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Hawkins Chemical, Inc. held of record by the undersigned on DECEMBER 22, 1995, at the Annual Meeting of Shareholders of Hawkins Chemical, Inc. to be held at 3:00 P.M. on Wednesday, FEBRUARY 7, 1996, at the Sheraton Minneapolis Metrodome, 1330 Industrial Boulevard, Minneapolis, Minnesota, and any adjournment thereof.

1.         PROPOSAL TO ENLARGE the Board of Directors to eleven seats.
                                    / /  FOR                      / /  AGAINST                      / /  ABSTAIN
2.         ELECTION OF     / /  FOR all nominees listed below
           DIRECTORS:      EXCEPT those I have struck by a line through their names.
           Howard J. Hawkins, Dean L. Hahn, Carl J. Ahlgren, Howard M. Hawkins, Norman P. Anderson, Donald L. Shipp,
                            John S. McKeon, John R. Hawkins, S. Albert Diez Hanser, Duane Jergenson
           / /  WITHHOLD AUTHORITY
           to vote for ALL nominees listed above.
3.         PROPOSAL TO RATIFY AND APPROVE the selection of Deloitte & Touche LLP as independent auditors for the current fiscal year.
                                    / /  FOR                      / /  AGAINST                      / /  ABSTAIN
4.         In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting. Management is not presently aware of any such matters to be presented for action.

           (CONTINUED, AND TO BE SIGNED AND DATED, ON THE OTHER SIDE)

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS DIRECTED BY THIS PROXY, BUT IF THIS PROXY IS RETURNED WITH NO DIRECTION MADE, THEY WILL BE VOTED "FOR" EACH OF THE PROPOSALS.

The undersigned hereby ratifies and confirms all that the Proxies shall lawfully do or cause to be done by virtue hereof and hereby revokes all proxies heretofore given to vote such shares.

PLEASE SIGN AND RETURN PROMPTLY.
                                             ___________________________________
                                                        Signature
                                          ______________________________________
                                                Signature if held jointly
                                             Dated: ______________________, 1996
                                                 (Please date this Proxy)

                                             (Please  sign exactly  as your name
                                             appears to  the left.  When  shares
                                             are  held  by  joint  tenants, both
                                             should  sign.   When   signing   as
                                             executor,  administrator, attorney,
                                             trustee or  guardian,  please  give
                                             full    title   as   such.   If   a
                                             corporation, please  sign  in  full
                                             corporate   name  by  president  or
                                             other  authorized  officer.  If   a
                                             partnership,    please    sign   in
                                             partnership name  by an  authorized
                                             person.)